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                                  EXHIBIT 10.3

                            EMPLOYMENT AGREEMENT FOR

                                   BILL GIBSON

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                                  SCHEDULE "A"
                              EMPLOYMENT AGREEMENT

                                 SPORTSMARK INC.
                         633 - 10201 Southport Road S.W.
                            Calgary, Alberta, T2W 4X9

                                                                      / /, 1999

To: / /

Re:  EMPLOYMENT AGREEMENT

This Agreement contains the terms and conditions of your employment with SportsMark Inc. (the "Company").

You will be employed for a term (the "Term") of three years commencing on / / 1999 and ending on / / 2002, unless your employment is terminated or the Term is extended in accordance with the provisions of this Agreement.

1.   DEFINITIONS

In this Agreement:

     (a) "AFFILIATE" has the same meaning as in the Alberta BUSINESS CORPORATIONS ACT or any successor legislation, as amended from time to time.

     (b) "AGREEMENT" means this letter agreement and schedules attached to this letter agreement, as amended or supplemented from time to time.

     (c)  "BOARD" means the board of directors of the Company.

     (d) "BUSINESS OF THE COMPANY" means the business carried on by the Company from time to time, and includes without limitation the provision of entertainment services including the distribution of sports related information and the operation of contests involving the predicted outcome of sporting events.

     (e)  "CAUSE" includes:

     (i) any wilful failure by you in the performance of any of your duties under this Agreement;

     (ii) your conviction of a crime (indictable level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving the Company or any other member of the Group that would constitute a crime in the jurisdiction involved;

     (iii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate or customer of the Company;

     (iv) the use of illegal drugs or the habitual and disabling use of alcohol or drugs;

     (v) any material breach of any of the terms of this Agreement which remains uncured after the expiration of ten days following the delivery of written notice of such breach to you by the Company;

     (vi) any threatened or actual attempt by you to secure any personal profit in connection with the Business of the Company or the corporate opportunities of any member of the Group;


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     (vii) any act which is materially injurious to the Business of the Company;
          and

     (viii) your failure to devote adequate time to the Business of the Company, or conduct by you amounting to insubordination or inattention to, or substandard performance of, your duties and responsibilities under this Agreement.

     (f) "COMPANY" means SportsMark Inc., a company formed under the laws of Alberta.

     (g) "COMPETITIVE BUSINESS" means any business or enterprise that competes or intends to compete with the Business of the Company.

     (h) "CONFIDENTIAL INFORMATION" means all confidential or proprietary facts, data, techniques and other information relating to the Business of the Company which may before or after the date of this Agreement be disclosed to you by the Company or by any other member of the Group or which may otherwise come within your knowledge or which may be developed by you in the course of your employment under this Agreement or from any other Confidential Information.

     (i)  "GROUP" means the Company and its Affiliates.

     (j) "INTELLECTUAL PROPERTY RIGHTS" means all rights in respect of intellectual property including, without limitation, all patent, industrial design, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe.

     (k) "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

2.   EMPLOYMENT

The terms of your employment will be as follows:

     (a) POSITION AND RESPONSIBILITIES: You will be employed by the Company in the position set out on Schedule "A" to this Agreement, and you will fulfil the duties and responsibilities set out on Schedule "A" to this Agreement, subject to changes that may be prescribed by the Board from time to time.

     (b) SCOPE OF DUTIES: During your employment, you will devote the whole of your time, attention and abilities during normal business hours to the duties hereby granted and accepted and you will give the Company the full benefit of your knowledge, expertise, technical skill and ingenuity.

     (c) SALARY: You will receive an annual salary (the "Salary") in the amount set out on Schedule "A" to this Agreement, subject to changes by mutual agreement, payable in accordance with the Company's standard salary payment schedule. Payment of your Salary will be subject to income tax source deductions and other deductions required by applicable law.

     (d) STOCK OPTIONS: You will be entitled to participate in any stock option plans as are now or may hereafter be established and offered by the Company for the benefit of its employees generally.

     (e) MEDICAL, INSURANCE AND OTHER BENEFITS: You will be entitled to participate in any medical, dental, health, life and accident insurance programs as are now or may hereafter be established and offered by the Company for the benefit of its employees generally. If you serve as a director of the Company or any of its affiliates, then you will be entitled to director's liability insurance coverage as may be established and offered by the Company for the benefit of its directors generally.


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     (f)  REIMBURSEMENT OF EXPENSES: You will be entitled to reimbursement of reasonable expenses incurred in the course of fulfilling your employment duties and responsibilities to the Company, as may be specifically approved by the Board in advance or expressly permitted in accordance with the Company's expense policies in effect from time to time.

     (g) VACATION ENTITLEMENT: You will receive the period of paid vacation set out on Schedule "A" to this Agreement. Your vacation must be taken in accordance with the Company's vacation policies in effect from time to time.

     (h) EXTENSION OF TERM: If the Company does not prior to expiry of the Term or any extension of the Term provide you with written notice that the Company does not wish to extend the Term, and if you do not prior to expiry of the Term or any extension of the Term provide the Company with written notice that you do not wish to extend the Term, then upon expiry of the Term and every extension of the Term, the Term of this Agreement will be deemed to be extended for an additional one year period on the same terms and conditions as provided for under this Agreement, unless otherwise agreed in writing.

3.   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

As consideration for your employment with the Company, you covenant and agree as follows:

     (a) DISCLOSURE: You will make prompt and full disclosure to the Company of any discovery, invention, development, production, process, improvement or other work product conceived, made, improved upon or participated in by you, solely or jointly, in the course of, arising from or relating to any Intellectual Property Rights of or your employment with the Company or any other member of the Group (the "Work Products").

     (b) ASSIGNMENT: The Company will hold all Intellectual Property Rights in respect of the Work Products for the exclusive benefit of the Company and you agree not to claim or apply for registration or challenge the Company's registration of, any such Intellectual Property Rights. Your acceptance of the terms of this Agreement constitutes your absolute, unconditional and irrevocable assignment, transfer and conveyance of all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Work Products. You hereby waive in favour of the Company all claims of any nature whatsoever that you now or hereafter may have for infringement of any Intellectual Property Rights for the Work Products so assigned to the Company. To the extent that copyright may subsist in the Work Products, you hereby waive all past, present and future moral rights you may have.

     (c) INTELLECTUAL PROPERTY PROTECTION: The Work Products and all related Intellectual Property Rights will be the absolute and exclusive property of the Company. The Company may apply for patent, copyright or other intellectual property protection in the Company's name or, where such procedure is proper, in your name, anywhere in the world. You will, at the Company's request and sole expense, execute all documents and do all such acts and things considered necessary by the Company to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions. In case the Company requires but is unable to secure your signature for any such purpose in a timely manner, you hereby irrevocably designate and appoint the Company and any duly authorized officer or agent of the Company as your agent and attorney, to act for you and in your behalf and stead to execute any such documents and to do all other lawfully permitted acts to carry out the intent of this provision, with the same legal force and effect as if executed or done by you.


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4.   OBLIGATIONS OF EMPLOYMENT

You further covenant and agree as follows:

     (a) PERFORMANCE AND DUTY TO THE COMPANY: Throughout your employment you will well and faithfully serve the Company and use all reasonable endeavours to promote the interests of the Company. You will act honestly, in good faith and in the best interests of the Company. You will adhere to all applicable policies of the Company.

     (b) BUSINESS OF THE COMPANY: You will not, during your employment with the Company, engage in any business, enterprise or activity that is contrary to or detracts from the Business of the Company or the proper fulfilment of your duties and responsibilities to the Company.

     (c) CONFIDENTIALITY: You will retain all Confidential Information developed, utilised or received by the Company and each other member of the Group in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than in the course of your employment with and for the benefit of the Company or as required by law or a regulatory authority having jurisdiction. You will not use Confidential Information for your own personal benefit or permit it to be used for the benefit of any Person other than the Company, either during your employment with the Company or thereafter. You will take all reasonable precautions to prevent any Person from having unauthorized access to Confidential Information or use of it. In particular, you will not record, copy, modify or part with any Confidential Information, in whole or in part, except solely in accordance with the written approval of the Company or only as may be required to carry out your duties under this Agreement. All copies of Confidential Information, and all documents and electronic or other records which now or hereafter may contain Confidential Information, are and will remain the exclusive and absolute property of the Company.

     (d) EXCEPTIONS: Any obligations specified in subsection 4(c) will not apply to the following:

     (i)  any information which is presently in the public domain; or

     (ii) any information that subsequently becomes part of the public domain through no fault of your own.

     (e) RESTRICTIONS: You will comply with all of the restrictions set forth below at all times during your employment and for a period of one year after the termination of your employment:

     (i) you will not, either individually or in conjunction with any Person, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, engage in or become financially interested in any Competitive Business within North America;

     (ii) you will not, either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate to any Competitive Business, any Business or actively sought prospective Business of the Company or any customers with whom the Company or any other member of the Group has current agreements relating to the Business of the Company, or with whom you have dealt, or with whom you have supervised negotiations or business relations, or about whom you have acquired Confidential Information in the course of your employment;

     (iii) you will not, either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any independent contractor or any person employed by the Company or any other member of the Group or persuade or attempt to persuade any such individual to terminate his or her employment with the Company; and

     (iv) you will not directly or indirectly impair or seek to impair the reputation of the Company or any other member of the Group, nor any relationships that the Company or any other member of the Group has


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          with its employees, customers, suppliers, agents or other parties with which the Company or any other member of the Group does business or has contractual relations.

     (f) NO PERSONAL BENEFIT: You will not receive or accept for your own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any Person having or proposing to have one or more business transactions with the Company or any other member of the Group, without the prior approval of the Board, which may be withheld.

     (g) CUSTOMER CONTACTS: During your employment you will communicate and channel to the Company all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the Business of the Company. Any such information communicated to the Company as aforesaid will be and remain the property of the Company notwithstanding any subsequent termination of your employment.

     (h) RETURN OF COMPANY PROPERTY: Upon termination of your employment, you will promptly return to the Company all Company property including all written or other fixed information including, without limitation, documents, tapes, discs, memory devices and copies thereof, and any other material on any medium in your possession or control pertaining to the Business of the Company, without retaining any copies or records of any Confidential Information whatsoever. You will also return any keys, pass cards, identification cards or other property belonging to the Company.

5.   TERMINATION

(a) MUTUAL AGREEMENT: Your employment may be terminated at any time upon the mutual written agreement by the parties.

(b) RESIGNATION: You will not resign from the Company during the first year of your employment, and if for any reason you should wish to leave the Company after that time you will provide the Company at least six months' prior written notice of your intention.

(c) WITH CAUSE: The Company may terminate your employment at any time for Cause, immediately upon delivery by the Company to you of a notice of termination of your employment for Cause, in which case you will not be entitled to receive any further compensation, severance pay, notice, payment in lieu of notice or damages of any kind, except only any compensation accrued and owing under this Agreement but unpaid at the date of termination of your employment.

(d) WITHOUT CAUSE: The Company may terminate your employment without Cause at any time after the first year of your employment by providing you with the greater of the following:

(i)  six months' written notice or payment in lieu of notice; or

     (ii) the minimum notice or payment in lieu of notice prescribed by the EMPLOYMENT STANDARDS ACT (Alberta) or any successor legislation, as amended from time to time.

     You will not be entitled to receive any further severance pay, notice, payment in lieu of notice or damages of any kind and you will not be entitled to receive any further compensation, except only any compensation accrued and owing under this Agreement but unpaid at the date of termination of your employment. Payments in lieu of notice will be subject to all income tax source deductions and other deductions required by law.

6.   AGREEMENT VOLUNTARY AND EQUITABLE

You acknowledge that you have carefully considered and understand the terms of employment contained in this Agreement, that you have had the opportunity to obtain independent legal advice regarding this Agreement, that you

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consider the terms of this Agreement to be mutually fair and equitable, and that you have executed this Agreement voluntarily and of your own free will.

7.   IRREPARABLE HARM

You acknowledge and agree that any breach of section 3, subsection 4(c) or subsection 4(e) of this Agreement by you will cause irreparable harm to the Company and in addition to all of the remedies available to the Company by law, the Company will be entitled to equitable relief including without limitation, injunctive relief to ensure your compliance with section 3 and subsections 4(c) and 4(e) of this Agreement.

8.   ASSIGNMENT AND ENUREMENT

You may not assign this Agreement, any part of this Agreement or any of your rights under this Agreement without the prior written consent of the Company. This Agreement enures to the benefit of and is binding upon you and the Company and your respective heirs, executors, administrators, successors and permitted assigns.

9.   SEVERABILITY

If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion will be severed from this Agreement, and the rest of this Agreement will remain in full force and effect.

10.  ENTIRE AGREEMENT

This Agreement contains the whole agreement between you and the Company with respect to your employment by the Company, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement. This Agreement supersedes any written or oral agreement or understanding between you and the Company. No change or modification of this Agreement will be valid unless it is in writing and initialled by both parties.

11.  NOTICE

Any notice required or permitted to be given hereunder must be in writing and will be sufficiently given or made if delivered or sent by registered mail to the address of the parties set out on page 1 hereof. Any notice so given will be deemed to have been given and to have been received on the day of delivery if it is a business day and otherwise on the next succeeding business day or, if mailed, on the third business day following the mailing thereof (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause). Addresses for notice may be changed by giving notice in accordance with this section.

12.  NON-WAIVER

No failure or delay by you or the Company in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by you or by the Company to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

13.  SURVIVAL OF TERMS

The provisions of sections 1, 3, 5 and 7 and of subsections 4(c), 4(e), 4(g) and 4(h) of this Agreement will survive the termination of your employment.

14.  FURTHER ASSISTANCE

The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.


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15.  TIME

Time is of the essence of this Agreement.

16.  GOVERNING LAWS

This Agreement will be construed in accordance with and governed by the laws of Alberta and the laws of Canada applicable in Alberta.

17.  COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one Agreement.

SPORTSMARK INC.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

I acknowledge and accept the terms and conditions of my employment with the Company as set out above.

DATED this ________ day of ____________, 1999.


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                                  SCHEDULE "A"


 Employee's Name                           William Gibson
 Commencement Date and Term:               February 5, 1999, three years
 Position:                                 Executive Vice-President of
                                           SportsMark Inc. and SportsMark
                                           Promotions Inc., President of
                                           Classroom 2000 Inc.
 Duties & Responsibilities                 Research and Development, Contest
                                           Design and Corporate Planning for
                                           SportsMark Inc., SportsMark
                                           Promotions Inc. and Classroom 2000
                                           Inc.
 Salary:                                   $110,000.00/year
 Paid Vacation:                            Four weeks each year


SPORTSMARK INC.
By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

I acknowledge and accept the terms and conditions of my employment with the Company as set out above.
DATED this ________ day of ______________, 1999.


-----------------------------------------
WILLIAM GIBSON